Exhibit 99.1

Trump Media Welcomes GB News to Streaming Platform

Britain’s Fast Growing News Channel Expands Worldwide through Truth+ Streaming

SARASOTA, Fla., Aug. 8, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“Trump Media” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, announced today that the Company has added British news broadcaster GB News to the Truth+ platform.

Offered with the free basic package on Truth+, GB News will be available in most countries worldwide via the Truth+ apps for iOS and Android devices, on the Web, and on Truth+ apps for Apple TV, Android TV, Amazon Fire, and Roku connected TVs.

Trump Media’s CEO and Chairman Devin Nunes said, “We welcome our good friends from across the pond, GB News, to the Truth+ platform. GB News is a terrific source for news, facts, and commentary. By expanding its global reach, we aim to connect an enormous new, international audience to the network’s unique reporting and opinion, while putting another dent in the global woke news monopoly. Welcome to Truth, GB News!”

Angelos Frangopoulos, GB News CEO, said, “As the fearless champion of freedom of speech in Britain, it is important that we launch across the United States of America and globally on the Truth+ streaming platform. We are bringing to the world the real story of what is happening in the United Kingdom and celebrating her heritage, values and potential.”

One of Britain’s fastest growing news networks, GB News operates from London studios and features Reform UK party leader Nigel Farage and other prominent hosts and commentators from Britain’s political scene.

Cautionary Statement About Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of Trump Media. We have based these forward-looking statements on our current expectations and projections about future events, including expected potential merger & acquisition activity, the rollout of products and features, our Bitcoin treasury strategy, the future plans, timing and potential success of the streaming services and the launch and success of our financial services and FinTech platform. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control.

About Trump Media

The mission of Trump Media is to end Big Tech’s assault on free speech by opening up the Internet and giving people their voices back. Trump Media operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. Trump Media is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About GB News

GB News overtook the BBC News Channel and Sky News to become Britain’s Number One News Channel in July 2025*. It’s a remarkable feat just four years after launch. In 2024, GB News.com was crowned the fastest growing news and media website in the U.S.^ GB News will launch live daily programs from Washington, D.C. in September.

*BARB July 2025: Total Share and Average Views - All UK News Channels.

^ Similarweb

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com